                                                                 Exhibit 1.1


                     U.S. RESTAURANT PROPERTIES MASTER L.P.




                                 1,800,000 Units











                          AGREEMENT AMONG UNDERWRITERS,
                                    INCLUDING
                             UNDERWRITING AGREEMENT
                                       AND
                            SELECTED DEALER AGREEMENT




























DATED: JUNE ____, 1996

                     U.S. RESTAURANT PROPERTIES MASTER L.P.


                        (a Delaware limited partnership)






                                 1,800,000 Units







                          AGREEMENT AMONG UNDERWRITERS
































DATED: JUNE ____, 1996

                          AGREEMENT AMONG UNDERWRITERS


                                                                  June __, 1996


MORGAN KEEGAN & COMPANY, INC.
EVEREN SECURITIES, INC.
SOUTHWEST SECURITIES, INC.
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee  38103

Ladies and Gentlemen:

     1.   UNDERWRITING AGREEMENT.   The undersigned Underwriters
("Underwriters") agree among themselves as follows with reference to their proposed purchases severally from U.S. Restaurant Properties Master L.P. (the "Partnership") of 1,800,000 Units of beneficial interest of the Partnership (the "Firm Units") and the proposed purchase, severally, of up to an additional
270,000 Units (the "Option Units") from the Partnership.   The Firm Units and
the Option Units are collectively referred to herein as the "Units." Each Underwriter will agree to purchase (a) the number of Firm Units set forth opposite its name in Schedule A to the Underwriting Agreement, and (b) that portion of the Option Units as to which the option is exercised equal to the proportion which such Underwriter's share of the number of the Firm Units bears to the total number of the Firm Units.

     2.   REGISTRATION STATEMENT AND PROSPECTUS.   The Units are more
particularly described in a registration statement (Registration No. 333-02675) filed with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "1933 Act").   Amendments to such
registration statement (or a final prospectus, as contemplated by Rule 430A under the 1933 Act) have been or are being filed in which, with our consent
hereby confirmed, we have been named as the underwriters of the Units.   A copy
of the registration statement as filed and a copy of each amendment as filed (excluding exhibits) have heretofore been delivered to us. We confirm that we have examined the registration statement, including amendments thereto, relating to the Units, as filed with the Commission, that we are willing to accept the responsibilities of an Underwriter under the 1933 Act in respect of the registration statement and we are willing to proceed with a public offering of the Units in the manner described in the registration statement. The registration statement and the related prospectus may be further amended, but no such amendment or change shall release or affect our obligations hereunder or under the Underwriting Agreement. As used herein, the terms "Registration Statement," "Preliminary Prospectus" and "Prospectus" shall have the same meanings as set forth in the Underwriting Agreement.

     3. AUTHORITY OF THE REPRESENTATIVES. We hereby authorize Morgan Keegan & Company, Inc., EVEREN Securities, Inc. and Southwest Securities, Inc., acting on our behalf, as our representatives (the "Representatives") (a) to complete, execute and deliver the Underwriting Agreement, to determine the public offering price of the Units and the underwriting discount with respect thereto and to make such variations, if any, as in your judgment are appropriate and are not material, provided that the aggregate number of Firm Units set forth opposite our respective names in Schedule A to the Underwriting Agreement shall not be increased without our consent, except as provided herein, (b) to waive performance or satisfaction by the Partnership of obligations or conditions included in the Underwriting Agreement, if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters, and
(c) to take such actions as in your discretion may be necessary or advisable to carry out the Underwriting Agreement, this Agreement and the transactions for the accounts of the several Underwriters contemplated thereby and hereby. We also authorize you to determine all matters relating to the public advertisement of the Units.

     4. PUBLIC OFFERING. We authorize you, with respect to any Units which we so agree to purchase, to reserve for sale, and on our behalf to sell, to the dealers selected by you (including you or any of the other Underwriters, such dealers so selected being hereinafter called "Selected Dealers") and to others, all or part of our Units as you may determine. Reservations for sales to persons other than Selected Dealers shall be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters, unless you agree to a small proportion at the request of an Underwriter. Reservations for sales to Selected Dealers need not be in such proportion. All sales of reserved Units shall be as nearly as practicable in proportion to the respective reservations as calculated from day to day.

     In your discretion, from time to time, you may add to the reserved Units any Units retained by us remaining unsold, and you may upon our request release to us any of our Units reserved but not sold. Any Units so released shall not thereafter be deemed to have been reserved. Upon termination of this Agreement, or prior thereto at your discretion, you shall deliver to us any of our Units reserved but not sold and delivered, except that if the aggregate of all reserved but unsold and undelivered Units is less than 180,000, you are authorized to sell such Units for the accounts of the several Underwriters at such price or prices as you may determine. Sales of reserved Units shall be made to Selected Dealers at the public offering price less a concession initially not in excess of [$_____] per Unit (the "Selected Dealers' Concession") and to others at the public offering price. Underwriters and Selected Dealers may reallow a portion of such concession not in excess of [$_____] per Unit to any other members of the National Association of Securities Dealers, Inc. ("NASD"), acting as principal or buyer's agent, provided such member agrees that the reallowance is to be retained and not reallowed in whole or in part and also agrees in writing to comply with Section 24 of Article III of the Rules of Fair Practice of the NASD.

     After advice from you that the Units are released for sale to the public, we will offer to the public in conformity with the terms of the offering set forth in the Prospectus such Units as you advise us are reserved. We authorize you after Units are released for sale to the public, in your discretion, to change the public offering price of the Units and the concession, and to buy Units for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' Concession as you may determine.

     Sales of Units among Underwriters may be made with your prior consent, or as you deem advisable for state securities law purposes.

     We agree that we will not sell to any accounts over which we exercise discretionary authority.

     5. ADDITIONAL PROVISION REGARDING SALES. Any Units sold by us (otherwise than through you) which you contract for or purchase in the open market or otherwise for the account of any Underwriter shall be repurchased by us on demand at the cost of such purchase plus commission and taxes on redelivery. Units delivered on such repurchase need not be the identical Units purchased by you. In lieu of demanding repurchase by us, you may in your discretion (a) sell for our account the Units so purchased by you, at such price and upon such terms as you may determine, and debit or credit our account with the loss and expense or net profit resulting from such sale or (b) charge our account with an amount not in excess of the Selected Dealers' Concession with respect to such Units.
If we are a member of, or clear through a member of, the Depository Trust Company ("DTC"), you, in your discretion, may deliver our Units through the facilities of DTC.

     6. PAYMENT AND DELIVERY. At or before the Closing Time (as defined in the Underwriting Agreement) and at the Date of Delivery (as defined in the Underwriting Agreement), we will deliver to you at DTC or to the office of Morgan Keegan & Company, Inc. at 50 Front Street, Memphis, Tennessee 38103, a certified or bank cashiers' check payable to your order, in clearing house funds, in the amount equal to the offering price set forth in the Prospectus less the Selected Dealers' Concession in respect of the number of Firm Units or Option Units, as the case may be, to be purchased by us pursuant to the Underwriting Agreement. We authorize you for our account to make payment of the purchase price for the Firm Units or Option Units, as the case may be, to be purchased by us against delivery to you of such Units, and the difference between such price and the amount of our check delivered to you therefor shall be credited to our account. Unless we notify you at least three (3) full business days prior to such Closing Time to make other arrangements, you may, in your discretion, advise the Partnership to prepare our certificates in our name. If you have not received our funds as requested, you may in your discretion make such payment on our behalf, in which event we will reimburse you promptly. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement.

     We authorize you for our account to accept delivery of our Units from the Partnership and to hold such of our Units as you have reserved for sale to Selected Dealers and others and to deliver such Units against such sales. You will deliver to us our unreserved Units as promptly as practicable.

     Notwithstanding the foregoing provision of this Section 6, payment for and delivery of our Units may be made through the facilities of DTC, if we are a member, unless we have otherwise notified you prior to a date to be specified by you, or, if we are not a member, settlement may be made through a correspondent who is a member pursuant to instructions we may send to you prior to such specified date.

     As promptly as practicable after you receive payment for reserved Units sold for our account, you will remit to us the purchase price paid by us for such Units and credit or debit our account with the difference between the sale price and such purchase price.

     7. AUTHORITY TO BORROW. In connection with the transactions contemplated in the Underwriting Agreement or this Agreement, we authorize you, in your discretion, to advance your own funds for our account, charging current interest rates, to arrange loans for our account and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security therefor any of our Units purchased for our account. Any lender may rely upon your instructions in all matters relating to any such loan.

     Any of our Units purchased for our account held by you may from time to time be delivered to us for carrying purposes, and any such securities will be redelivered to you upon demand.

     8. STABILIZATION AND OTHER MATTERS. We authorize you in your discretion to make purchases and sales of the Units of the Partnership for our account in the open market or otherwise, for long or short account, on such terms as you deem advisable and in arranging sales to over-allot. If you have purchased Units for stabilizing purposes prior to the execution of this Agreement, such purchases shall be treated as having been made pursuant to the foregoing authorization. We also authorize you, either before or after the termination of the offering provisions of this Agreement, to cover any short position incurred pursuant to this Section 8 on such terms as you deem advisable. All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. Our net commitment under this Section 8 (excluding any commitment incurred under the Underwriting Agreement upon exercise of the right to purchase Option Units) shall not, at the end of any business day, exceed 15% of our underwriting obligation as set forth in Schedule A to the Underwriting Agreement. We will on your demand, take up and pay for at cost any Units so purchased or sold or overallotted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. We will be obligated in respect of purchases and sales made for our account hereunder whether or not any proposed purchase of Units is consummated. The existence of this provision is no assurance that the price of the Units will be stabilized or that if stabilizing is commenced, it may not be discontinued at any time.

     We agree to advise you, from time to time upon your request, during the term of this Agreement, of the number of Units retained by us remaining unsold, and will, upon your request, sell to you for the accounts of one or more of the several Underwriters such number of Units as you may designate at such prices, not less than the net price to Selected Dealers nor more than the public offering price, as you may determine.

     If you effect any stabilizing purchase pursuant to this Section 8, you will notify us promptly of the date and time when the first stabilizing purchase was effected and the date and time when stabilizing was terminated. We authorize you on our behalf to file any reports required to be filed with the Commission in connection with any transactions made by you for our account pursuant to this
Section 8 and we agree to furnish you with any information needed for such reports. We agree to transmit to you for filing with the Commission any and all reports required to be made by us pursuant to paragraph (c) of Rule 17a-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a result of any transactions in connection with the offering of Units.

     With respect to the Underwriting Agreement, you are also authorized in your discretion (a) to exercise the option therein as to all or any part of the Option Units, and to terminate such option in whole or in part prior to its expiration, (b) to postpone either or both the Closing Time and Date of Delivery referred to in the Underwriting

Agreement, and any other time or date specified therein, (c) to exercise any right of cancellation or termination, (d) to arrange for the purchase by other persons (including yourself or any other Underwriter) of any Units not taken up by any defaulting Underwriter, and (e) to consent to such other changes in the Underwriting Agreement as in your judgment do not materially adversely affect the substance of our rights and obligations thereunder.

     We further agree that (a) prior to the termination of this Agreement we will not, directly or indirectly, bid for or purchase Units for our own account, except as provided in this Agreement and in the Underwriting Agreement and (b) prior to the completion (as defined in Rule 10b-6 under the 1934 Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6 under the 1934 Act.

     9. ALLOCATION OF EXPENSES AND SETTLEMENT. We authorize you to charge our account with (a) all transfer taxes on Units purchased by us pursuant to the Underwriting Agreement and sold by you for our account, (b) Selected Dealers' Concessions in connection with the purchase, marketing and sale of the Units for our account and (c) our proportionate share (based upon our underwriting obligation) of all other expenses incurred by the Underwriters in connection with the purchase, carrying, sale, and distribution of the Units. Your determination of the amount and allocation of such expenses shall be conclusive. In the event of the default of any Underwriter in carrying out its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be proportionately charged by you against the other Underwriters not so defaulting, without, however, relieving such defaulting Underwriter from its liability therefor.

     As soon as practicable after termination of this Agreement, the accounts hereunder will be settled, but you may reserve from distribution such amount as you deem necessary to cover possible additional expenses. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding the termination of this Agreement or any settlement, we will pay on demand (a) our proportionate share (based on our underwriting obligation) for all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and of any expenses incurred by you or any other Underwriter with your approval in contesting any such claim or liability and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

     10. TERMINATION. This Agreement shall terminate thirty (30) days after the Units are released by you for sale to the public unless extended by you. You may extend such provisions for a period or periods not exceeding an additional thirty (30) days in the aggregate, provided the Selected Dealer Agreements, if any, are similarly extended. Whether or not said provisions may be terminated in whole or in part by notice from you, you may, in your discretion, on notice to us prior to such time, terminate the effectiveness of this Agreement or any portion of it.

     11. DEFAULT OF UNDERWRITERS. Default by one or more Underwriters in respect of their obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of such default by one or more Underwriters, you are authorized to increase, pro rata with other non-defaulting Underwriters, the number of Units which we shall be obligated to purchase pursuant to the Underwriting Agreement, provided that the aggregate number of all such increases for our account shall not exceed our pro rata share (together with other non-defaulting Underwriters) of 180,000 Units; and you are further authorized to arrange, but shall not be obligated to arrange, for the purchase by other persons, who may include yourselves or other Underwriters, of all or a portion of any aggregate number not taken up. If any such arrangements are made, the respective amount of Units to be purchased by the non-defaulting Underwriters and by any such other persons shall be taken as a basis for the underwriting obligations under this Agreement.

     12. POSITION OF THE REPRESENTATIVES. Except as in this Agreement otherwise specifically provided, you shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement and in connection with the purchase, carrying, sale and distribution of the Units (including authority to terminate the Underwriting Agreement as provided therein). You shall be under no liability to us for or in respect of the value of the Units or the validity or the form thereof, the Registration Statement, the Preliminary Prospectus, the Prospectus, the Underwriting Agreement or other instruments executed by the Partnership or others; or for or in respect of the issuance, transfer or delivery of the Units; or for the performance by the Partnership or others of any agreement on its or their part; nor shall you, as Representatives or otherwise, be liable under any of the provisions hereof or for any matters connected herewith, except for your own want of good faith, for obligations expressly assumed by you in this Agreement and for any liabilities imposed upon you by the 1933 Act. No obligations on your part shall be implied or inferred herefrom. Authority with respect to matters to be determined by you, or by you and the Partnership, pursuant to the Underwriting Agreement, shall survive the termination of this Agreement.

     In taking all actions hereunder, except in the performance of your own obligations hereunder and under the Underwriting Agreement, you shall act only as Representatives of each of the Underwriters. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective purchase obligations and are not joint or joint and several. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. You, as Representatives of the several Underwriters, are authorized, in your discretion, to execute such evidence of such election as may be required by the Internal Revenue Service.

     13. COMPENSATION TO THE MANAGING UNDERWRITERS. As compensation for the services of the managing underwriters in connection with the purchase of Units and the management of the public offering of the Units, we agree to pay you and authorize you to charge our account with an amount equal to [$_____] for each Share which we have agreed to purchase pursuant to the Underwriting Agreement.

     14. INDEMNIFICATION AND FUTURE CLAIMS. Each Underwriter, including yourselves, agrees to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the 1933 Act, and any successor of any other Underwriter, to the extent that, and upon the terms upon which, each Underwriter agrees to indemnify, hold harmless and reimburse the Partnership as set forth in the Underwriting Agreement.

     In the event that at any time any person other than an Underwriter asserts a claim against one or more of the Underwriters or against you as Representatives of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligation) of all expenses incurred by you (including the fees and expenses of counsel for the Underwriters in investigating and defending against such claim, after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwriters), whether such liability is the result of any such settlement. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provisions shall be made to effect such credit, by refund or otherwise. Any Underwriter may retain separate counsel at its own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by any Underwriter in respect of its obligations under this Section 14, the non-defaulting Underwriters shall be obligated to pay the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, without relieving such defaulting Underwriter of its liability hereunder. Our agreements contained in this Section 14 will remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and will survive the delivery of and payment for the Units and the termination of this Agreement and the similar agreements entered into with the other Underwriters. We will give prompt notice to you if we receive notice of assertion of any claim against the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     15. BLUE SKY AND OTHER MATTERS. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Units in any jurisdiction notwithstanding any information you may furnish in that connection. We authorize you to file a New York Further State Notice, if required, and to make and carry out on our behalf any agreements which you may deem necessary in order to procure registration or qualification of any of the Units in any jurisdiction, and we will at your request make such payments, and furnish to you such information, as you may deem required by reason of any such agreements.

     We authorize you to file on behalf of the several Underwriters with the National Association of Securities Dealers, Inc. (the "NASD") such documents and information, if any, which are available or have been furnished to you for filing pursuant to applicable rules, statements and interpretations of the NASD.

     16. TITLE TO UNITS. The Units purchased by the respective Underwriters and any other securities purchased by you hereunder for their respective accounts shall remain the property of such Underwriters until sold and no title to any such Units or other securities shall in any event pass to you, as Representatives, by virtue of any of the provisions of this Agreement.

     17. CAPITAL REQUIREMENTS. We confirm that our net capital and the ratio of our aggregate indebtedness to our net capital is such that we may, in accordance with and pursuant to Rule 15c3-1 under the 1934 Act or the rules of any other exchange to which we are subject, obligate ourselves to purchase, and purchase, the Units which we agree to purchase under the Underwriting Agreement and hereunder.

     18. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you, as Representatives of the several Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Units will constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charge against the several Underwriters. Notwithstanding the distribution of any net credit balance to us, we will be and remain liable for, and will pay and demand, (a) our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them based on the claim that the Underwriters constitute any association, unincorporated business, partnership or any separate entity, and
(b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

     19. ACKNOWLEDGMENT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement (including any amendments or supplements thereto) relating to the Units filed with the Commission, that we are willing to accept the responsibilities of an underwriter thereunder and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Partnership on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus relating to the Units under the heading "Underwriting," insofar as they relate to us, and
(b) that there is no information about us required to be stated in said Registration Statement or said Preliminary Prospectus or the Prospectus other than as set forth in the Underwriters' Questionnaire previously delivered by us to you. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statements and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments will not release us or affect our obligations hereunder or under the Underwriting Agreement.

     20. NOTICES AND GOVERNING LAW. Any notice from you to us shall be mailed, telephoned or sent via facsimile to us at our address as set forth in the Underwriters' Questionnaire. Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or sent via facsimile to Morgan Keegan & Company, Inc. at 50 Front Street, Memphis, Tennessee 38103. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     21. OTHER PROVISIONS. We represent that we are actually engaged in the investment banking and securities business and are a member in good standing of the NASD or, if we are not such a member, that we are a foreign bank, dealer or institution not eligible for membership in said Association and that we will not offer or sell any Units in the United States of America, its territories or possessions, or to persons who are citizens thereof or residents therein. In making sales of the Units, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or if we are a foreign bank, dealer or institution, we agree to comply with such Interpretation and Sections 8, 24, 25 (as such Section applies to foreign nonmembers) and 36 of the Article III as that Section applies to a non-member broker or dealer in a foreign country. We confirm that we have complied with the requirements of the 1933 Act concerning delivery of each Preliminary Prospectus and the Prospectus. We are aware of our statutory responsibilities under the 1933 Act, and you are authorized on our behalf to so advise the Commission.


     22. COUNTERPARTS. This Agreement may be signed in any number of counterparts which, taken together, shall constitute one and the same agreement.

                              Very truly yours,



                              By: ______________________________________________
                              Attorney-in-fact for each Underwriter named in Schedule A to the attached Underwriting Agreement

Confirmed as of the date first above written:

MORGAN KEEGAN & COMPANY, INC.
EVEREN SECURITIES, INC.
SOUTHWEST SECURITIES, INC.
As Representatives of the Several Underwriters

By:  Morgan Keegan & Company, Inc.



By: __________________________
Name:  _______________________
Title:  Managing Director

                     U.S. RESTAURANT PROPERTIES MASTER L.P.


                        (a Delaware limited partnership)






                                 1,800,000 Units







                          AGREEMENT AMONG UNDERWRITERS



























DATED: JUNE __, 1996

                     U.S. RESTAURANT PROPERTIES MASTER L.P.

                                 1,800,000 UNITS

                             UNDERWRITING AGREEMENT

                                                                   June __, 1996

MORGAN KEEGAN & COMPANY, INC.
EVEREN SECURITIES, INC.
SOUTHWEST SECURITIES, INC.
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee 38103

Dear Sirs:

     U.S. Restaurant Properties Master L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the underwriters named in SCHEDULE A (collectively, the "Underwriters") an aggregate of 1,800,000 Units of beneficial interest of the Partnership (the "Firm Units"). The Firm Units are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are set forth in SCHEDULE A opposite the name of such Underwriter.

     The Partnership also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase, on the same terms as the Firm Units, up to 270,000 additional Units (the "Option Units") solely to cover over-allotments. The Firm Units, together with all or any part of the Option Units, are collectively herein called the "Units." U.S. Restaurant Properties Operating L.P., a Delaware limited partnership, is referred to herein as the "Operating Partnership" and U.S. Restaurant Properties, Inc., the managing general partner of the Partnership and the Operating Partnership, is referred to herein as the "Company." The Operating Partnership and the Partnership are collectively referred to herein as the "Partnerships." Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement (as hereinafter defined).

     Section 1. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE COMPANY. The Partnership and Company hereby jointly and severally represent and warrant to and agree with each of the Underwriters that:

          (a) A registration statement on Form S-3 (File No. 333-02657) with respect to the Units, including a preliminary form of prospectus, has been prepared by the Partnership and the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Partnership and the Company have prepared in the same manner, and propose to so file with the Commission, one of the following:
     (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the 1933 Act Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Partnership and the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Units in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Units and the offering thereof permitted by the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter expressly for use in the Registration Statement.

          (c) The Partnership and the offering of the Units contemplated by this Agreement meet the requirements for using Form S-3 under the 1933 Act. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission and at the Closing Time and Date of Delivery (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and
     (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter expressly for use in the Registration Statement.

          (d) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of the material fact or omitted to state a material fact required to be stated therein are necessary in order to make the statements therein not misleading. No further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (e) At the effective time of the Registration Statement, the Partnership owned 231 properties (the "Current Properties") as described in the Prospectus. One hundred twenty-five of the Current Properties were acquired in connection with the Partnership's initial public offering in 1986. At the effective time of the Registration Statement, the Partnership had entered into binding agreements (the "Acquisition Agreements") as described in the Prospectus to acquire 39 additional restaurant properties (the "Acquisition Properties").

          (f) The Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with all requisite partnership power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on either of the Partnerships, any Current Property or any Acquisition Property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships or the Company or subject the limited partners of either of the Partnerships to any material liability or disability. The Partnership will be duly qualified, at the time of the closing of the acquisition of the Acquisition Properties, in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on either of the Partnerships, any Current Property or any Acquisition Property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships or the Company or subject the limited partners of either of the Partnerships to any material liability or disability. The Partnership does not own or control, directly or indirectly, any corporation, partnership, association or other entity except the Operating Partnership, U.S. Restaurant Properties Business Trust #1 (the "Business Trust") and Restaurant Acquisition Corp.


          (g) The Company is the sole general partner of the Partnership with a general partnership interest in the Partnership of 1.0%. At the Closing Time and Delivery Date, the Company will be the sole general partner of the Partnership and will be the holder of a 1.0% general partnership interest in the Partnership. Such general partner interest is duly authorized by the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), by and between the Company and the Partnership and was validly issued to the Company and is fully paid and nonassessable, except as provided in the Partnership Agreement. The Company owns such general partner interest free and clear of any lien, claim, charge or other encumbrance of any kind or nature whatsoever.

          (h) The Company is the sole general partner of the Operating Partnership with a general partnership interest in the Operating Partnership of .99%. At the Closing Time and Delivery Date, the Company will be the sole general partner of the Operating Partnership and will be the holder of a .99% general partnership interest in the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a limited partnership interest of 99.01%. At the Closing Time and the Delivery Date, the Partnership will be the sole limited partner of the Operating Partnership with a limited partnership interest of 99.01%. Such general partner and limited partner interests are duly authorized by the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), by and between the Company and the Operating Partnership and were validly issued to the Company and the Partnership, as the case may be, and are fully paid and nonassessable. The

     Company and the Partnership own such general partnership and limited partnership interests, as the case may be, free and clear of any lien, claim, charge or other encumbrance of any kind or nature whatsoever. (This Agreement, the Partnership Agreement and the Operating Partnership Agreement sometimes are hereinafter referred to as the "Operative Documents.")

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     The Company has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on either of the Partnerships, any Current Property or any Acquisition Property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships or the Company or subject the limited partners of either of the Partnerships to any material liability or disability. The Company will be duly qualified (at the time of the closing of the acquisition of the Acquisition Properties) in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement or Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on either of the Partnerships, any Current Property or any Acquisition Property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships or the Company or subject the limited partners of either of the Partnerships to any material liability or disability. Except as disclosed in the Prospectus, the Company does not own or control, directly or indirectly, any interest in any entity other than the Partnership and the Operating Partnership.

          (j) The Operating Partnership and the Business Trust each have been duly formed and are validly existing as a limited partnership or business trust, as the case may be, under the laws of their respective states of formation. The Operating Partnership and the Business Trust have all requisite partnership, trust or other power and authority, as the case may be, to own, lease and operate their respective properties and to conduct their businesses as now conducted. The Operating Partnership and the Business Trust each have been duly qualified or registered to do business and are in good standing as a foreign corporation or business trust, as applicable, in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of their businesses requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of the Operating Partnership or the Business Trust, as the case may be, or subject the limited partner of the Operating Partnership or the beneficiaries of the Business Trust to any material liability or disability.

          (k) The Partnership and the Operating Partnership each own, respectively, a 50% beneficial interest in the Business Trust. At the Closing Time and Delivery Date, the Partnership and the Operating Partnership will be the sole beneficiaries of the Business Trust. Such beneficial interests have been duly authorized by the Business Trust and were validly issued to both the Partnership and the Operating Partnership, as the case may be, and are fully paid and nonassessable. The Partnership and the Operating Partnership own such beneficial interests free and clear of any lien, claim, charge or other encumbrance of any kind or nature whatsoever.

          (l) The Partnership has full partnership right, power and authority to enter into this Agreement, to issue, sell and deliver the Units as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a legal, valid and binding obligation of the Partnership, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (m) On behalf of the Partnership and itself, the Company has full corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (n) The Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles. The Operating Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or the laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (o) Each of the Acquisition Agreements relating to the Acquisition Properties, when duly authorized, executed and delivered by the respective parties thereto, will constitute valid and binding agreements, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles. Each of the parties to the Acquisition Agreements has full legal right, power and authority to enter into such agreements and to consummate the transactions contemplated thereby. The Acquisition Agreements each have been duly authorized, executed and delivered by the respective parties thereto and constitute legal, valid and binding obligations, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (p) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Units, the execution, delivery and performance of this Agreement and the consummation by the Partnership and the Company of the transactions contemplated hereby has been made or obtained and is in full force and effect.

          (q) Neither the issuance, sale and delivery by the Partnership of the Units, nor the execution, delivery and performance of this Agreement by the Partnership and the Company, nor the consummation of the transactions contemplated hereby by the Partnership or the Company, as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the certificate of incorporation, bylaws, certificate of limited partnership or Partnership Agreement of the Partnership or the Company, as the case may be; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (including the Operating Partnership Agreement and the constituent documents of the Business Trust) to which either of the Partnerships, the Company or the Business Trust is a party or to which they, any of them, any of their respective properties or other assets or any Acquisition Property is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, claim, charge, or other encumbrance of any kind or nature whatsoever upon any Acquisition Property or any property or asset of the Company, either of the Partnerships or the Business Trust.

          (r) No person or entity has exercised any right to require registration of any securities in connection with, or otherwise to participate in, the registration under the 1933 Act of the Units pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any Units or other securities of the Partnership at any other time. No person or entity has a right of participation or first refusal with respect to the issuance or sale of the Units by the Partnership. The form of certificates evidencing the Units complies with all applicable requirements of Delaware law, the Partnership Agreement, the Depositary Agreement and The New York Stock Exchange.

          (s) The capitalization of the Partnership is as disclosed in the Prospectus under "Capitalization." All of the Units have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Units contained in the Prospectus. None of the issued Units is subject to any preemptive or similar right and none has been issued, is owned or is held in violation of any preemptive or similar right. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any Units or any security convertible into or exchangeable for Units. The Units to be issued and sold at the Closing Time have been duly and validly authorized by the Partnership. At the Closing Time and the Delivery Date, such Units will be validly issued, fully paid and nonassessable and free of any preemptive or similar right.

          (t) All offers and sales of the Units prior to the date hereof were at all relevant times duly registered under the 1933 Act or exempt from the registration requirements of the 1933 Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (u) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. None of the issued capital stock is subject to any preemptive or similar right and none has been issued, is owned or is held in violation of any preemptive or similar right. All of the outstanding capital stock has been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

          (v) The historical financial statements, together with the related schedules and notes, included or incorporated in the Registration Statement and Prospectus present fairly the financial position of the specified entity as of the dates indicated and the financial position, results of operations and changes in financial position of the specified entity for the period specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary -- Summary Historical and Pro Forma Financial Information and Other Data" and "Selected Historical and Pro Forma Financial Information and Other Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements or schedules required by Form S-3 or otherwise required to be included or incorporated in the Registration Statement, the Prospectus or any Preliminary Prospectus. The unaudited pro forma financial information (including the related notes) and other pro forma financial information included in the Registration Statement, Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Partnership believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

          (w) Each accountant or accounting firm referenced under "Experts" in the Registration Statement and the Prospectus, who have examined and are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (x) Neither the Company, either of the Partnerships, or the Business Trust has sustained, since March 31, 1996, and, to the knowledge of the Company or the Partnership, no entity from which either of the Partnerships or the Business Trust proposes to acquire an Acquisition Property, has sustained since March 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' court or governmental action, order or decree, in each such case that could materially adversely affect either of the Partnerships, any Current Property, or any Acquisition Property or the condition, financial or otherwise, earnings, assets, business affairs or business prospects of the Company, either of the Partnerships, or the Business Trust; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or Units, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company, either of the Partnerships or the Business Trust, (ii) any material change, or any development which could reasonably be seen as involving a prospective material change in or affecting the condition, financial or otherwise, earnings, assets, business affairs or business prospects of the Company, either of the Partnerships or the Business Trust,
     (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, either of the Partnerships or the Business Trust, which is material to the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any such entity, except for current liabilities or current obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock or Units, as applicable, of the Company, either of the Partnerships or the Business Trust, or (v) any transaction that is material to the Company, either of the Partnerships or the Business Trust, except transactions in the ordinary course of business and consistent with past practices or as otherwise disclosed in the Registration Statement and the Prospectus.

          (y) Each of the Partnership, the Operating Partnership and the Business Trust, as the case may be, have good and marketable title in fee simple to all real property and the improvements located thereon owned by each of them, including, as applicable, those certain Current Properties identified in the Registration Statement and the Prospectus as owned by the Partnerships, or the Business Trust, free and clear of all liens, claims, charges, and other encumbrances of any kind or nature whatsoever, except such as are described in the Prospectus, except such as would not have a material adverse effect on either of the Partnerships or the Business Trust or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any such entity. Upon consummation of the transactions involving the Acquisition Properties, the Partnerships or the Business Trust, as the case may be, will have good and marketable title in fee simple to the Acquisition Properties and all related real property, free and clear of all liens, claims, charges, and other encumbrances of any kind or nature whatsoever, except such as would not have a material adverse effect on either of the Partnerships or the Business Trust or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any such entity. The Partnership, the Operating Partnership or the Business Trust, as the case may be, leases certain real property as lessee with respect to those properties identified as leased property in the Registration Statement and such properties are subject to valid, binding and enforceable leases that are not in default. In addition, the Partnership, the Operating Partnership or the Business Trust, as the case may be, leases real property as lessor with respect to those properties identified as such in the Registration Statement and such properties are subject to valid, binding and enforceable leases, except that with respect to only two such leases, the enforceability of the leases may be limited by the bankruptcy of the tenant; all such leases are not in default, except with respect to such two leases, such leases are in default but are not in payment default. Each of the Current Properties and the Acquisition Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Current Properties and the Acquisition Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a material adverse effect on such property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships, the Company or the Business Trust. Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Current Properties or the Acquisition Properties, except such proceedings or actions that would not have a material adverse effect on any Current Property or Acquisition Property or on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of either of the Partnerships, the Business Trust or the Company.

          (z) Neither the Company, either of the Partnerships nor the Business Trust is in violation of its respective charter, bylaws, certificate of limited partnership, partnership agreement or trust documents, as the case may be, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject. Neither the Company, either of the Partnerships nor the Business Trust is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except such as in the aggregate do not now have and will not in the future have a material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects, of any such entity, respectively.

          (aa) There is not pending or, to the knowledge of the Company or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company, either of the Partnerships, the Business Trust or any of their respective officers and directors or to which the properties (including the Current Properties and the Acquisition Properties), assets or rights of either such entity are subject, before or brought by any court or governmental agent or body or board of arbitrators, which could result in any material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects, of any such entity or which could adversely affect the consummation of the transactions contemplated by this Agreement and the agreements regarding the purchase of the Acquisition Properties.

          (bb) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or Incorporated Documents which are not described or filed as required. There are no statutes or regulations applicable to the Partnerships, the Operating Partnership, the Company or the Business Trust, or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Partnerships, the Company or the Business Trust of a character required to be disclosed in the Registration Statement, the Prospectus or the Incorporated Documents which have not been so disclosed and properly described herein. All agreements between each of the Company, either of the Partnerships or the Business Trust, as the case may be, and any third parties expressly referenced in the Prospectus, the Registration Statement or the Incorporated Documents are legal, valid and binding obligations of the Company, either of the Partnerships, or the Business Trust, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

          (cc) Except as disclosed in the Prospectus, each of the Company, the Partnerships or the Business Trust owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective business as presently conducted, or as contemplated in the Prospectus to be conducted, and there are not pending or, to the knowledge of the Company or the Partnership, threatened, any proceedings relating to the revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

          (dd) Each of the Company, the Partnerships, and the Business Trust owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle each of the Company, the Partnerships or the Business Trust, as the case may be, to conduct their respective businesses now, and as proposed to be, conducted or operated as described in the Prospectus, the Registration Statement or the Incorporated Documents, and neither the Company, either of the Partnerships nor the Business Trust has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could materially and adversely affect the condition, financial or otherwise, earnings, assets, business affairs or business prospects of the Company, either of the Partnerships or the Business Trust, as the case may be.

          (ee) To the Company's and the Partnership's knowledge, the Partnership's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Partnership's financial statements; and neither the Company, the Partnership nor any employee or agent thereof, has made any payment of funds of the Company or the Partnership, as the case may be, or received or retained any funds and no funds of the Company or the Partnership have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (ff) The Company, the Partnerships and the Business Trust have each filed on a timely basis all necessary tax returns required to be filed through the date hereof, including all federal, state, local and foreign income, sales and franchise tax returns, and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against either such entity, nor does either such entity know of any tax deficiency which is likely to be asserted against either such entity which if determined adversely to either such entity, could materially adversely affect the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any such entity, respectively. All tax liabilities are adequately provided for on the respective books of any such entities.

          (gg) Each of the Company, the Partnerships and the Business Trust maintain or cause to be maintained insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company's and the Partnership's knowledge, consistent with insurance coverage maintained by similar partnerships, trusts or companies (as the case may be) in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by any of the Company, the Partnerships or the Business Trust, as the case may be, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (hh) The Partnership and the Company each have five employees. The Operating Partnership and the Business Trust have no employees. To the best of the Partnership's knowledge, no general labor problem exists or is imminent with the employees of the Partnership or the Company and there is no pending or anticipated question of union representation or organization relating to the employees of the Partnership or the Company.

          (ii) Each of the Company, the Partnerships, the Business Trust and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Partnership or to facilitate the sale or resale of the Units.

          (jj) The Units are registered pursuant to Section 12(g) of the 1934 Act and listed on The New York Stock Exchange. There is not pending or to the knowledge of the Company or the Partnership, threatened, any proceeding relating to the termination of the listing of the Units on The New York Stock Exchange.

          (kk) Neither the Partnership nor the Company has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement and the Prospectus.

          (ll) Except as otherwise disclosed in the Prospectus, neither the Company, the Partnership, the Operating Partnership, the Business Trust nor, to the knowledge of the Company or the Partnership, any entity ("Selling Entity") from which the Partnership acquired a Current Property or from which the Partnership, Operating Partnership or Business Trust proposes to acquire an Acquisition Property has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, the Partnership, the Operating Partnership, the Business Trust or any Selling Entity, including the Current Properties and the Acquisition Properties (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property and the Company's, the Partnership's, the Operating Partnership's, the Business Trust's and the Selling Entities' operations with respect to the Real Property are or were at the respective time of operation in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company, the Partnership, the Operating Partnership, the Business Trust and the Selling Entities have, and are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company, the Partnership, the Operating Partnership or Business Trust or, to the best knowledge of the Company or the Partnership, any Selling Entity has received or received at any time any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company, the Partnership, the Operating Partnership, or any Selling Entity; alleges that the Company, the Partnership, the Operating Partnership, the Business Trust, or any Selling Entity is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company, the Partnership, the Operating Partnership, the Business Trust or any Selling Entity is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

          (mm) The Partnership and the Operating Partnership were organized in conformity with the requirements for qualification as a limited partnership under the Delaware Limited Partnership Act, and the Partnership and the Operating Partnership are each treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

          (nn) Neither the Company, the Partnership, the Operating Partnership nor the Business Trust is, or will become as a result of the transactions contemplated hereby, or will conduct their respective businesses in a manner in which any such entity would become, "an investment company," or a company or partnership "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (oo) No environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Current Properties and the Acquisition Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or the Partnership or, to the knowledge of the Company or the Partnership any Selling Entity.

     Any certificate signed by any officer of the Company on behalf of the Company or the Partnership and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entities to each Underwriter as to the matters covered thereby.

     Section 2.  SALE AND DELIVERY OF THE UNITS TO THE UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in SCHEDULE A (the proportion which each Underwriter's share of the total number of the Firm Units bears to the total number of Firm Units is hereinafter referred to as such Underwriter's ("underwriting obligation proportion"), at a purchase price of $_________ per Unit.

          (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 270,000 Option Units at the same purchase price as shall be applicable to the Firm Units. The option hereby granted will expire if not exercised within the thirty (30) day period after the date of the Prospectus by giving written notice to the Partnership. The option granted hereby may be exercised in whole or in part (but not more than once), only for the purpose of covering over allotments that may be made in connection with the offering and distribution of the Firm Units. The notice of exercise shall set forth the number of Option Units as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Units, the Option Units as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions.

          (c) Payment of the purchase price for and delivery of certificates in definitive form representing the Firm Units shall be made at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103 or at such other place as shall be agreed upon by the Partnership and you, at 10:00 a.m., either (i) on the third full business day after the effective date of the Registration Statement, or (ii) at such other time not more than ten full business days thereafter as you and the Partnership shall agree (unless, in either case, postponed pursuant to Section 10), (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for and delivery of certificates in definitive form representing the Option Units shall be made at the offices of Morgan Keegan & Company, Inc. in the manner set forth above, or at such other place as the Partnership and you shall determine, on the Date of Delivery as specified in the notice from you to the Partnership. Payment for the Firm Units and the Option Units shall be made to the Partnership by certified or official bank check or checks in New York Clearing House next day funds payable to the order of the Partnership, against delivery to you for the respective accounts of the Underwriters of the Units to be purchased by them.

          (d) The certificates representing the Units to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates representing the Units will be made available at the offices of Morgan Keegan & Company, Inc. or at such other place as Morgan Keegan & Company, Inc. may designate for examination and packaging not later than 10:00 a.m. at least two full business days prior to the Closing Time or the Date of Delivery as the case may be.

          (e) After the Registration Statement becomes effective, you intend to offer the Units to the public as set forth in the Prospectus, but after the public offering of such Units you may in your discretion vary the public offering price.

     Section 3. CERTAIN COVENANTS OF THE PARTNERSHIP AND THE COMPANY. The Partnership and the Company covenant and agree with each Underwriter as follows:

          (a) The Partnership and the Company will use their respective best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). If the Partnership elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, and subject to the provisions of Section 3(b) of this Agreement, the Partnership and the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time period prescribed. The Partnership or the Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Partnership and the Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

          (b) Neither the Partnership nor the Company will at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Partnership has not elected to rely upon Rule 430A, or (ii) if the Partnership has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall object to such amendment or supplement.

          (c) Either the Partnership or the Company has furnished or will furnish to you, at its expense, as soon as available, as many signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to each Underwriter, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits).

          (d) The Partnership or the Company will deliver to each Underwriter, at the Partnership's expense, from time to time, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership or the Company will deliver to each Underwriter, at the Partnership's expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Partnership and the Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Partnership and the Company will notify you and upon your request prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, the Partnership or the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

          (e) The Partnership and the Company will use their respective best efforts to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Units; provided, however, that neither the Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Partnership or the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Units have been qualified as above provided.

          (f) The Partnership or the Company will make generally available to its Unitholders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of
     Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (g) The Partnership and the Company will use the net proceeds received by the Partnership from the sale of the Units in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (h) The Partnership will furnish to its Unitholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of five years after the date hereof, the Partnership or the Company will furnish to you: (i) concurrently with furnishing such reports to its Unitholders, statements of operations of the Partnership for each of the first three quarters in the form furnished to the Unitholders; (ii) concurrently with furnishing to its Unitholders, a balance sheet of the Partnership as of the end of such fiscal year, together with statements of operations, of cash flows and of Unitholders' equity of the Partnership for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to Unitholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (v) every material press release in respect of the Partnerships, the Company or the Business Trust or their respective affairs which is released by any such entity; and (vi) any additional information of a public nature concerning either of the Partnerships, the Company or the Business Trust or their respective businesses that you may reasonably request. During such five-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Partnership are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

          (i) For a period of 180 days from the date hereof (the "Lock-Up Period"), the Partnership will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Units or securities convertible into or exchangeale for Units, other than to the Underwriters pursuant to this Agreement; provided, however, that notwithstanding to foregoing, the Partnership may issue Units pursuant to any dividend reinvestment plan to be adopted by the Partnership following the date hereof or in connection with acquisition of additional properties, so long as in connection with each such issuance of Units in connection with an acquisition, the holder of Units is subject to restrictions on resale which extend at least until the end of the Lock-Up Period.

          (j) The Partnership will maintain a depositary and a transfer agent and, if necessary under the jurisdiction of organization of the Partnership, a registrar (which may be the same entity as the transfer agent) for its Units.

          (k) The Partnership and the Company will use their respective best efforts to maintain the listing of its Units on the New York Stock Exchange.


          (l) The Company and the Partnership are familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and have in the past conducted their affairs, and will in the future conduct their affairs, in such a manner so as to ensure that the Partnership and the Company were not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (m) The Partnership and its affiliates will not, and the Company and its officers, directors and affiliates will not, in violation of the Exchange Act and the rules and regulations promulgated thereunder, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Partnership, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership, to facilitate the sale or resale of any of the Units, (ii) sell (other than under this Agreement), bid for, purchase or pay anyone any compensation for soliciting purchases of the Units or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Partnership.

          (n) If at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Partnership shall occur as a result of which in your reasonable opinion the market price of the Units has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Partnership to the effect set forth above, the Partnership agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (o) The Partnership will notify the New York Stock Exchange of the proposed issuance of the Units.

          (p) The Partnership will file timely with the Commission and the NASD a report on Form 10-C in accordance with the rules and regulations of the Commission under the 1934 Act.

          (q) The Partnership or the Operating Partnership will use their best efforts to cause the closing of the acquisition of the Acquisition Properties to occur on or prior to June 30, 1996.

     Section 4. PAYMENT OF EXPENSES. The Partnership or the Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for the Underwriters, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, any Agreement Among Underwriters, any Selected Dealers Agreement, the certificates representing the Units, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Units to the Underwriters, including any transfer taxes payable upon the sale of the Units to the Underwriters (other than transfer taxes on resales by the Underwriters), (d) the fees and disbursements of the Partnership's counsel and accountants, (e) the qualification of the Units under the applicable securities laws in accordance with Section 3(e) of this Agreement, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Memoranda, (f) all costs, fees and expenses in connection with the notification to the New York Stock Exchange of the proposed issuance of the Units, (g) filing fees relating to the review of the offering by the NASD, (h) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement, (i) costs related to travel and lodging incurred by the Partnership and its representatives relating to meetings with and presentations to prospective purchasers of the Units reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Units to the public, and (j) all other costs and expenses incident to the performance of the Partnership's obligations hereunder (including costs incurred in closing the purchase of the Option Units, if any) that are not otherwise specifically provided for in this section. The Partnership or the Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications.

     If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Partnership or the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters, the Partnership or the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Units.

     Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Units that they have respectively agreed to purchase pursuant to this Agreement (including any Option Units as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Partnership and the Company contained herein or in certificates of any officer of the Partnership and the Company delivered pursuant to the provisions hereof, to the performance by the Partnership and the Company of their obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Partnership, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. If the Partnership has elected to rely upon Rule 430A, a prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) At the Closing Time, you shall have received a favorable opinion of Middleberg, Riddle & Gianna, counsel for the Company and the Partnership, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own and lease its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company is qualified to transact business as a foreign corporation and is in good standing in the states which shall be specified in such opinion, which shall be the only states where the nature of its business and conduct of its operations require such qualification. The Company is the sole general partner of the Partnership.

               (ii) The Partnership is a limited partnership duly formed and validly existing under the Delaware Limited Partnership Act (the "Delaware Act") with the requisite power and authority to own and lease its properties (including the Current Properties and the Acquisition Properties) and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership is qualified to transact business as a foreign partnership and is in good standing in the states which shall be specified in such opinion, which shall be the only states where the nature of its business and conduct of its operations require such qualifications. The Partnership is in compliance with the Partnership Agreement.

               (iii) The Operating Partnership and the Business Trust each have been duly formed and are validly existing as a limited partnership or business trust, as the case may be, under the laws of their respective states of formation with the requisite partnership or other power and authority, as the case may be, to own, lease and operate their respective properties and conduct their business as now conducted and as proposed to be conducted in the Registration Statement and the Prospectus. The Operating Partnership is qualified to transact business as a foreign partnership and is in good standing in the states which shall be specified in such opinion, which shall be the only states where the nature of its business and contact of its operations require such qualification. The Operating Partnership is in compliance with the Operating Partnership Agreement. The Business Trust is qualified to transact business as a foreign trust and is in good standing in the states which shall be specified in such opinion, which shall be the only states where the nature of its business and conduct of its operations require such qualification. The Business Trust is in compliance with its constituent documents. The Company is the sole general partner of the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership. The sole beneficiaries of the Business Trust are the Partnership and the Operating Partnership.

               (iv) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity whether considered at law or in equity and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

               (v) The Partnership has the requisite partnership power and authority to execute the Agreement, to issue, sell and deliver the Units as provided herein and to consummate the transactions contemplated herein. The Agreement has been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity and except to the extent that enforcement of the indemnification and contribution provisions set forth in Section 7 of the Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

               (vi) The Partnership or the Operating Partnership, as the case may be, has the requisite power and authority to enter into the Acquisition Agreements and to consummate the transactions contemplated therein. Such agreements have been duly authorized, executed and delivered by the Partnership and, assuming due authorization, execution and delivery by the other parties thereto, constitute valid and binding agreements, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general principles of equity whether considered at law or in equity.

               (vii) No consent, approval, authorization, order, license, certificate, permit, registration, or filing by or with any governmental agency or body is necessary for the valid authorization, issuance, sale and delivery of the Units, the execution, delivery and performance of the Agreement and the consummation by the Partnership and the Company of the transactions contemplated hereby, the execution and delivery of the other Operative Documents to which either the Company or any of the Partnerships is a party, except such as have been obtained or as may be necessary under state securities laws or required by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need express no opinion.

               (viii) Neither the issuance, sale and delivery by the Partnership of the Units, nor the execution, delivery and performance of this Agreement and the other Operative Documents to which any of the Company or the Partnerships is a party, nor the consummation of the transactions contemplated hereby or thereby by either such entity, as applicable, will violate the Depository Agreement, the Certificate of Incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of any such entity, as applicable; result in a breach of, or constitute a default under, any contract filed or incorporated by reference as an exhibit to the Registration Statement; and neither the issuance, sale and delivery by the Partnership of the Units nor the execution and delivery of the Agreement or the other Operative Documents to which any of the Company or either of the Partnerships is a party will violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

               (ix) The statements set forth in the Prospectus under the caption "Description of Units," insofar as they purport to constitute a summary of the terms of the Units, the Depositary Agreement and the laws relating thereto, fairly summarize such terms and applicable law, and present the information called for by the 1933 Act and the rules and regulations thereunder. The Units conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

               (x) The Units to be issued and sold to the Underwriters hereunder have been validly authorized by the Partnership. When issued and delivered against payment therefor as provided in this Agreement such Units will be validly issued, fully paid and nonassessable. No preemptive rights of Unitholders exist with respect to any of the Units. No person or entity has elected to require or participate in the registration under the 1933 Act of the Units pursuant to the Registration Statement, which has not been validly waived; and, except as set forth in the Prospectus, no person holds a right to require or participate in a registration under the 1933 Act of any Units of the Partnership at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Units by the Partnership. The form of certificates evidencing the Units complies with all applicable requirements of Delaware law and the rules and regulations of the New York Stock Exchange.

               (xi) The Partnership has authorized Units as set forth in the Prospectus under the caption "Capitalization" as of the date therein. All of the issued Units of the Partnership have been duly and validly authorized and issued by the Partnership and are fully paid and nonassessable. None of the issued Units have been issued or are owned or held in violation of any preemptive rights. The Units to be issued at the Closing Time have been duly and validly authorized by the Partnership. When issued and delivered against payment therefor as provided in the Partnership Agreement, such Units will be duly and validly issued, fully paid and nonassessable. The outstanding Units have been and will be issued, offered and sold at or prior to the Closing Time in compliance with all applicable laws (including, without limitation, federal and state securities laws). All sales of the Units prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any Units of the Partnership or any security convertible into or exchangeable for Units of the Partnership.

               (xii) Except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company, either of the Partnerships or the Business Trust or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any such entity, respectively.

               (xiii) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company, either of the Partnerships or the Business Trust or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by any such entity, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein.

               (xiv) The Units are approved and listed for trading on the New York Stock Exchange.

               (xv) The Partnership and the Operating Partnership are each treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

               (xvi) The Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, all Preliminary Prospectuses, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with the requirements of Form S-3 under the 1933 Act Regulations and the Partnership is entitled to use the Form S-3 in connection with the Registration Statement and the offering of the Units contemplated thereby.

               (xvii) Such counsel has no reason to believe that the Registration Statement, or any further amendment thereto made prior to the Closing Time, on its effective date and as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Time, as of its issue date and as of the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

               (xviii)   Neither the Company nor either of the Partnerships is,
          or solely as a result of the consummation of the transactions contemplated hereby will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (xix) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings, and, to the extent that they constitute a summary of such documents, the Depositary Agreement, the Partnership Agreement and the Acquisition Agreements therein described, are accurate in all material respects and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations. The information in the Prospectus under the caption "Federal Income Tax Considerations" to the extent that it constitutes statements of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

               In rendering the foregoing opinion, such counsel may rely on the following:

                    (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with the applicable laws, and

                    (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and the Partnership, representations, warranties and certificates of certain shareholders of the Company and partners of the Partnership and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company and the Partnership provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel. The opinion of counsel for the Partnership shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

          (c) At the Closing Time, you shall have received a favorable opinion from Haynes and Boone, L.L.P., counsel for the Underwriters, dated as of the Closing Time, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; the Partnership shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of any of the Partnerships, the Company or the Business Trust, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of Partnership's knowledge, threatened against any of the Partnerships, the Company or the Business Trust that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Partnership, threatened against any of the Partnerships, the Company or the Business Trust before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of any of the Partnerships, the Company or the Business Trust, other than as set forth in the Prospectus, (iv) the Partnership and the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Partnership and the Company set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate executed by the Chairman of the Board and President of the Company and the general partner of the Partnership, dated as of the Closing Time, to such effect and with respect to certain additional matters, including, without limitation: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; and (B) they have reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

          (e) At the time that this Agreement is executed by the Partnership and the Company, you shall have received from each accountant or accounting firm referenced under "Experts" in the Registration Statement and the Prospectus (the "Accountants"), a letter, dated the date hereof, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Partnership or the specified entities, as the case may be, within the meanings of the 1933 Act and 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the financial statements and any supplementary financial information and schedules included in the Registration Statement or incorporated by reference therein, as the case may be, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (ii) the financial statements of the Partnership and the specified entities, to the extent applicable, as of and for the three-month period ended March 31, 1996 and December 31, 1995, respectively or as of and for such other periods as are covered by their opinion, were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review, they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles and such financial statements comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (iii) with respect to Deloitte & Touche LLP only, on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Partnership, a reading of the minute books of the Partnership and the Company, inquiries of officials of the Partnership and the Company responsible for financial and accounting matters, a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) any unaudited income statement data and balance sheet items included in the Prospectus do not agree with corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                    (B) any unaudited pro forma financial information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

                    (C) at a specified date not more than five days prior to the date of delivery of such letter, there was any change in the capital stock, any increase in debt and any decrease in Unitholders' equity from that set forth in the Partnership's balance sheet at March 31, 1996, except as described in such letter; and

                    (D) for the period from March 31, 1996 to a specified date not more than five days prior to the date of delivery of such letter, there were any decreases in total revenues, or increases in total expenses, depreciation and amortization or net loss for the Current Properties, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) with respect to Deloitte & Touche LLP only, in addition to the procedures referred to in clause (ii) above and the examination referred to in their reports included in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Partnership, which appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Partnership and with material derived from such records and have found them to be in agreement.

          (f) At the Closing Time, you shall have received from each of the Accountants a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (g) In the event that either of the letters to be delivered pursuant to subsections (e) and (f) above sets forth any such changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters regarding the Partnership and with Deloitte & Touche, LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the capitalization, long-term debt, or Unitholders' equity of the Partnership as compared with the amounts shown in the latest consolidated audited balance sheet of the Partnership, or a material adverse change in total revenues or Unitholders' equity, as compared with the corresponding period of the prior year.

          (h) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Units as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Partnership or the Partnership, the performance of any of the covenants of the Partnership or the Partnership, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Partnership at or prior to the Closing Time in connection with the authorization, issuance and sale of the Units as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Partnership and the Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

          (i) The NASD, upon review of the terms of the public offering of the Units, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

          (j) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or in the Units on the New York Stock Exchange or American Stock Exchange or the over-the-counter market, (ii) a general moratorium on commercial banking activities in Delaware or New York declared by either Federal or state authorities, as the case may be, or
     (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus.

          (k) The Partnership shall have provided to the Underwriters copies of owner's title insurance policies relating to each of the Current Properties and copies of the proposed title commitments for each of the Acquisition Properties.

          (l) The Partnership shall have provided to the Underwriters executed lock-up agreements from the Company, Robert J. Stetson, Fred H. Margolin, Darrell Rolph, David Rolph, Gerald H. Graham and Eugene G. Taper, in form and substance satisfactory to you, pursuant to which each has agreed not to sell any of its or his Units or any securities convertible into or exchangeable for Units, for the Lock-Up Period.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

     Section 6. CONDITIONS TO PURCHASE OF OPTION UNITS. In the event that the Underwriters exercise the option granted in Section 2 hereof to purchase all or any part of the Option Units and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Units that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Partnership and the Partnership herein contained, to the performance by the Partnership and the Partnership of their obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or to your knowledge or the knowledge of the Partnership, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) At the Date of Delivery, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate executed by the Chairman of the Board and President of the Company and the general partner of the Partnership, dated as of the Date of Delivery, to such effect and to the effect set forth in clauses (A) and (B) of Section 5(d).

          (c) At the Date of Delivery, you shall have received an opinion of Middleberg, Riddle & Gianna, counsel for the Company and the Partnership together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Units and otherwise to the same effect as the opinion required by Section 5(b).

          (d) At the Date of Delivery, you shall have received an opinion of Haynes and Boone, L.L.P., counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Units and otherwise to the same effect as the opinion required by Section 5(c).

          (e) At the Date of Delivery, you shall have received a letter from each of the Accountants, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

          (f) At the Date of Delivery, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Option Units as contemplated in this Agreement and the matters referred to in Section 6(a) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Partnership and the Company, the performance of any of the covenants of the Partnership and the Partnership, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Partnership at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Units as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters.

     Section 7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Partnership, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant of the Company or the Partnership herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company or the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter expressly for use therein; provided further, that the indemnity agreement contained in Section 7(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Units which are the subject thereof (or to the benefit of any person controlling such Underwriter), if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Units to such person in any case where such delivery is required by the 1933 Act or the 1933 Act Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability. In addition to their other obligations under this Section 7(a), the Company and the Partnership agree that as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Partnership's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company and the Partnership may otherwise have. For purposes of this Section 7, the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under "Underwriting" in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by the Underwriters to the Partnership for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement. Neither the Company nor the Partnership will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such action or claim (or related cause of action or portion thereof).

     The indemnity agreement in this Section 7(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Underwriters.

     (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless the Partnership against any losses, claims, damages or liabilities to which the Partnership may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by such Underwriter herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter expressly for use therein; and will reimburse the Partnership for any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this
Section 7(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), they will reimburse the Partnership on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Partnership for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Partnership within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Underwriters may otherwise have. No Underwriter will, without the prior written consent of the Partnership, settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Partnership is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Partnership from all liability arising out of such action or claim (or related cause of action or portion thereof).

     The indemnity agreement in this Section 7(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Partnership within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Partnership.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Partnership, the Partnership shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties and the persons referred to in
Section 7(a) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 7(a) and 7(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 7(a) and 7(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 7(a) and 7(b).

     (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 7 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Partnership, on the one hand and the Underwriters on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Partnership or the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible pro rata for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (b) the Company and the Partnership are responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company and the Partnership, on the one hand and the Underwriters on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Partnership, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Partnership, each officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Company or the Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Partnership.

     Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or the Partnership or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Partnership, the Company or any Underwriter or controlling person, with respect to an Underwriter or the Company or the Partnership, and will survive delivery of and payment for the Units or termination of this Agreement.

     Section 9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. (a) This Agreement shall become effective immediately as to Sections 4 and 7 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 10:00 a.m., on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 10:00 a.m. on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Partnership or by release of any of the Units for sale to the public. For the purposes of this Section 9, the Units shall be deemed to have been so released upon the release of publication of any newspaper advertisement relating to the Units or upon the release by you of telegrams (i) advising the Underwriters that the Units are released for public offering, or (ii) offering the Units for sale to securities dealers, whichever may occur first. By giving notice, as set forth in
Section 9(b) hereof, before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Partnership, may prevent this Agreement from becoming effective, without liability of any party to any other party, except that the Partnership shall remain obligated to pay costs and expenses to the extent provided in Section 4 hereof.

     (b) You may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) in accordance with the last paragraph of Section 5 of this Agreement, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, the Partnerships or the Business Trust, whether or not arising in the ordinary course of business, or (iii) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Units or enforce contracts for the sale of the Units, or (iv) if trading in any securities of the Partnership has been suspended by the Commission or by the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if a banking moratorium has been declared by federal or New York or Delaware authorities, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company or the Partnership, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

     (c) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

     Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Units that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 36-hour period, then:

          (a) If the aggregate number of Firm Units which are Defaulted Securities does not exceed 10% of the aggregate number of Firm Units to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligation proportions bear to the underwriting obligations of all non-defaulting Underwriters, and

          (b) If the aggregate number of Firm Units which are Defaulted Securities exceeds 10% of the aggregate number of Firm Units to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default that does not result in a termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements, and the Partnership agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     Section 11. DEFAULT BY THE PARTNERSHIP. If the Partnership shall fail at the Closing Time to sell and deliver the aggregate number of Firm Units that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in
Section 4 and except that the provisions of Section 7 shall remain in effect.

     No action taken pursuant to this Section shall relieve the Partnership or the Company from liability, if any, in respect to such default.

     Section 12. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention: John H. Grayson, (with a copy sent in the same manner to Haynes and Boone, L.L.P., 3100 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, Attention: Janice V. Sharry); and notices to the Company and the Partnership shall be directed to them at U.S. Restaurant Properties Master L.P., 5310 Harvest Hill Road, Suite 270, LB 168, Dallas, Texas 75230 (with a copy sent in the same manner to Middleberg, Riddle & Gianna, 1600 Allianz Financial Centre, 2323 Bryan Street. Dallas, Texas 75201,
Attention: Richard Wilensky).

     Section 13. PARTIES. This Agreement is made solely for the benefit of and is binding upon the Underwriters, the Partnership and the Partnership and, to the extent provided in Section 7, any person controlling the Company, the Partnership, or any of the Underwriters, the officers and directors of the Partnership, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Units.

     All of the obligations of the Underwriters hereunder are several and not joint.

     Section 14. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of Texas. Specified time of the day refers to United States Central Time. Time shall be of the essence of this Agreement.

     Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Partnership, the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of the Underwriters is pursuant to the authorities set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership or the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                              Very truly yours,

                              U.S. RESTAURANT PROPERTIES MASTER L.P.

                                   By:  U.S. RESTAURANT PROPERTIES, INC.,
                                   Managing General Partner


                                   By: ________________________________________
                                   Name:  Robert J. Stetson
                                   Title: President and Chief Executive Officer


                              U.S. RESTAURANT PROPERTIES, INC.


                              By: _____________________________________________
                              Name:    Robert J. Stetson
                              Title: President and Chief Executive Officer


Confirmed and accepted as of the date first above written:

MORGAN KEEGAN & COMPANY, INC.
EVEREN Securities, Inc.

By:  Morgan Keegan & Company, Inc.


By: _______________________________________
Name:     John H. Grayson
Title:    Senior Vice President

                                   SCHEDULE A

                                                        Number of
                                                       Firm Units
                                                     to be Purchased
                                                     ---------------
Underwriter
- -----------

Morgan Keegan & Company, Inc.. . . . . . . . . . . .    415,000
EVEREN Securities, Inc.. . . . . . . . . . . . . . .    415,000

Southwest Securities, Inc. . . . . . . . . . . . . .    180,000

Dean Witter Reynolds Inc.. . . . . . . . . . . . . .     50,000
Lehman Brothers Inc. . . . . . . . . . . . . . . . .     50,000
Montgomery Securities. . . . . . . . . . . . . . . .     50,000
Prudential Securities Incorporated . . . . . . . . .     50,000
Salomon Brothers Inc.. . . . . . . . . . . . . . . .     50,000
Smith Barney Inc.. . . . . . . . . . . . . . . . . .     50,000

Advest Inc.. . . . . . . . . . . . . . . . . . . . .     35,000
J.C. Bradford & Co.. . . . . . . . . . . . . . . . .     35,000
Crowell, Weedon & Co.. . . . . . . . . . . . . . . .     35,000
Equitable Securities Corporation . . . . . . . . . .     35,000
Interstate/Johnson Lane Corporation. . . . . . . . .     35,000
Legg Mason Wood Walker, Incorporated . . . . . . . .     35,000
McDonald & Company Securities, Inc.. . . . . . . . .     35,000
Piper Jaffray Inc. . . . . . . . . . . . . . . . . .     35,000
Principal Financial Securities, Inc. . . . . . . . .     35,000
Rauscher Pierce Refsnes, Inc.. . . . . . . . . . . .     35,000
Raymond James & Associates, Inc. . . . . . . . . . .     35,000
Stephens Inc.. . . . . . . . . . . . . . . . . . . .     35,000
Tucker Anthony Incorporated. . . . . . . . . . . . .     35,000
Wheat First Butcher Singer . . . . . . . . . . . . .     35,000

TOTAL. . . . . . . . . . . . . . . . . . . . . . . .  1,800,000
                                                      ---------
                                                      ---------

                     U.S. RESTAURANT PROPERTIES MASTER L.P.


                        (a Delaware limited partnership)






                                 1,800,000 Units







                          AGREEMENT AMONG UNDERWRITERS



























DATED: JUNE ____, 1996

                     U.S. RESTAURANT PROPERTIES MASTER L.P.

                          UNITS OF BENEFICIAL INTERESTS

                            SELECTED DEALER AGREEMENT

                                                                   June __, 1996

Ladies and Gentlemen:

     We have severally agreed to purchase from U.S. Restaurant Properties Master L.P., a Delaware limited partnership (the "Partnership"), 1,800,000 Units of beneficial interest, of the Partnership (the "Firm Units"). In addition, the Partnership proposes to grant us, upon the terms stated in the Underwriting Agreement, the right to purchase up to 270,000 additional Units (the "Option Units"), identical to the Firm Units, for the sole purpose of covering over-allotments in connection with the sale of the Firm Units. The Firm Units and the Option Units, if purchased, are collectively referred to herein as the "Units." The Units are described in the enclosed Prospectus, the receipt of which you hereby acknowledge.

     1. OFFERING TO SELECTED DEALERS. We are severally offering part of the Units for sale to certain dealers (the "Selected Dealers"), as principals, subject to the terms and conditions stated herein and in the Prospectus, at the public offering price of $________ per Unit, less a concession of $________ (such concession hereinafter referred to as the "Selected Dealers' Concession"). Sales of the Units to you pursuant to such offering will be evidenced by our written confirmation and will be on such terms and conditions set forth therein and in the Prospectus. In purchasing Units, you will rely upon no statement whatsoever, written or oral, other than statements in the Prospectus.

     2. REOFFERING BY SELECTED DEALERS. We are advising you by telegram of the method and terms of the offering. Acceptances of any reserved Units received at the office of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, after the time specified therefor in the telegram and any order for additional Units will be subject to rejection in whole or in part. Subscription books may be closed by us at any time in our discretion without notice and the right is reserved to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

     We are advising you in such telegram of the release by us of the Units for public offering and of the public offering price of the Units. Upon receipt of such advice, the Units thereafter purchased by you hereunder are to be offered by you to the public at the public offering price, subject to the terms thereof. You agree that in selling Units purchased hereunder you will comply with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Except as herein otherwise provided, Units shall not be offered or sold by you below the public offering price before the termination of this Agreement, except that a concession from such public offering price of not in excess of $_______ of the public offering price may be allowed to dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or foreign dealers, not eligible for membership in the NASD, who agreed, when making sales of Units to purchasers outside the United States, to comply with the Interpretations with Respect to Free-Riding and Withholding of the NASD.

     It is assumed that Units sold by you will be effectively placed for investment. If we contract for or purchase in the open market or otherwise for our account any Units sold to you and not effectively placed for investment, we may charge you the Selected Dealers' Concession originally allowed you on the Units so repurchased, and you agree to pay such amount to us on demand. Units so delivered to us against any such repurchase need not be the identical Units originally purchased by you.

     You will advise us upon request of Units purchased by you remaining unsold, and we shall have the right to repurchase such unsold Units on demand at the public offering price less all or part of the Selected Dealers' Concession.

     3. PAYMENT AND DELIVERY. Payment for Units purchased by you shall be made by you on such dates and at such places as we advise you, by certified or bank cashiers' check payable to the order of Morgan Keegan & Company, Inc. in such clearing house funds as we advise, against delivery of such Units.
Delivery instructions must be in our hands at the offices of Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, at such times as we request. Notwithstanding such provisions, payment for and delivery of Units purchased by you hereunder will be made through the facilities of the Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in our telegrams to you, or if you are not a member, settlement may be made through a correspondent who is a member pursuant to the instructions which you will send to us prior to such specified date.

     The above payment shall be made by you at the public offering price, or if we so advise you, at a net price equal to the public offering price less the Selected Dealers' Concession. If payment is made by you at the public offering price, the Selected Dealers' Concession payable to you hereunder shall be paid promptly after the termination of this Agreement (or on such earlier date as we may determine), except that the Selected Dealers' Concession may be withheld and canceled, at our discretion, as to Units which we have repurchased as set forth in the third paragraph of Section 2 hereof.

     4. POSITION OF SELECTED DEALERS AND UNDERWRITERS. You represent that you are a member in good standing of the NASD or that you are a foreign bank, dealer or institution, not eligible for membership in the NASD, who agrees not to offer or sell any Units in the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein. In making sales of Units, if you are such a member, you agree to comply with all applicable rules of the NASD, including without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or, if you are a foreign bank, dealer or institution, you agree to comply with such Interpretations and Sections 8, 24, 25 (insofar as Section 25 applies to a non-member broker or dealer in a foreign country) and 36 of such Article III as though you were such a member, and with Section 25 of Article III as it applies to a non-member broker or dealer in a foreign country. You also confirm that you have complied with the prospectus delivery requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, in accordance with your prior oral undertaking to do so.

     You are not authorized to give any information or make any representations other than as contained in the Prospectus, or to act as agent for any Underwriter or us. Nothing contained herein shall constitute the Selected Dealers an association, unincorporated business or other separate entity or partners with us or with each other, but you shall be liable for your proportionate share of any tax, liability or expense based on any claims to the contrary. Nor shall we be under any liability to you, except for obligations expressly assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

     5. BLUE SKY MATTERS. Upon application by us, we will inform you as to the jurisdictions in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

     6. NOTICES. All communications from you to us shall be addressed to Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

     7. TERMINATION. This Agreement shall terminate thirty (30) days after the date hereof unless extended by us for a period or periods of not exceeding an additional thirty (30) days in the aggregate and, whether extended or not, may be terminated by us at any time. Such termination shall not affect your obligation to pay for any Units purchased by you or any of the provisions of
Section 4 hereof.

     Please confirm your agreement hereto by signing the duplicate copy of this Agreement enclosed herewith and returning it to us at the address set forth in
Section 6 above.

                                   Very truly yours,

                                   MORGAN KEEGAN & COMPANY, INC.
                                   EVEREN SECURITIES, INC.
                                   SOUTHWEST SECURITIES, INC.

                                   By:       Morgan Keegan & Company, Inc.



                                   By:       _________________________________
                                   Title:    Managing Director

MORGAN KEEGAN & COMPANY, INC.
EVEREN SECURITIES, INC.
SOUTHWEST SECURITIES, INC.
c/o Morgan Keegan & Company, Inc.
50 Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

     We hereby confirm our order for _______ Units of U.S. Restaurant Properties Master L.P. specified in our order and under the terms and conditions contained in your written confirmation of our purchase and the foregoing Agreement.

     We hereby confirm our agreement to the terms and conditions stated in the foregoing Agreement. We acknowledge receipt of the Prospectus relating to the Units and we further state that in entering this order we have relied upon the Prospectus and not any other statement whatsoever, whether written or oral. We confirm that we are a member in good standing of the NASD or that we are a foreign bank, dealer or institution, not eligible for membership in the NASD, which agrees not to offer or sell any Units in the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein. Further, we agree that in making sales of Units, if we are such a member, we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of Article III as though we were such a member, and with Section 25 of Article III as it applies to non-member brokers or dealers in a foreign country.





                                        _________________________________
                                        (Print or Type Name of Firm)


                                        By: _____________________________

Dated:  _____________, 1996